EXHIBIT 5.1

                             HOGAN & HARTSON L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600


                                October 16, 1998

Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Ladies and Gentlemen:

          We are acting as special counsel to Webster Financial Corporation, a Delaware corporation (the "Corporation"), and holder of all of the Common Securities of Webster Capital Trust II, a Delaware statutory business trust (the "Trust"), in connection with the registration statement on Form S-4, as amended (File Nos. 333-64639 and 333-64639-01, and hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission, relating to (i) the issuance by the Trust of up to and including $50.0 million aggregate Liquidation Amount of 10.00% Exchange Capital Securities (the "Exchange Capital Securities"), in exchange for up to and including $50.0 million aggregate Liquidation Amount of its outstanding 10.00% Capital Securities (the "Original Capital Securities"); (ii) the issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the Exchange Capital Securities, of the Corporation's 10.00% Exchange Junior Subordinated Deferrable Interest Debentures due April 1, 2027 (the "Exchange Junior Subordinated Debentures"), in exchange for a comparable aggregate principal amount of the Corporation's outstanding 10.00% Junior Subordinated Deferrable Interest Debentures due April 1, 2027 (the "Original Junior Subordinated Debentures"); and (iii) the guarantee by the Corporation (the "Exchange Guarantee") in connection with the 10.00% Exchange Capital Securities. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Corporation, with amendments thereto, as certified by the Secretary of the Corporation on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Corporation, as certified by the Secretary of the Corporation on the date hereof as then being complete, accurate and in effect.

          4. An executed copy of the Junior Subordinated Indenture (the "Indenture"), dated as of April 1, 1997, between Eagle Financial Corp. ("Eagle") and the Wilmington Trust Company ("WTC"), pursuant to which the Exchange Junior Subordinated Debentures will be issued.

          5. An executed copy of the Amended and Restated Declaration of Trust, dated as of April 1, 1997, between Eagle, WTC, and the Administrative Trustees




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Board of Directors
Webster Financial Corporation
October 16, 1998
Page 2



               named therein, pursuant to which the Exchange Capital Securities will be issued.

          6.   The form of Exchange Guarantee Agreement.

          7.   The form of Exchange Capital Security.

          8.   The form of Exchange Junior Subordinated Debenture.

          9. The Registration Rights Agreement, dated as of April 1, 1997, among Eagle, Eagle Financial Capital Trust I and Sandler O'Neill & Partners, L.P.

          10. Resolutions of the Board of Directors of Eagle adopted on March 25, 1997, and Resolutions adopted by the Pricing Committee of the Board of Directors of Eagle on March 26, 1997, both as certified by the Secretary of the Corporation on the date hereof as then being complete, accurate and in effect, relating to, among other things, the Exchange Offering.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New
York). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that:

     (i) following effectiveness of the Registration Statement and when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the Exchange Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the




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Board of Directors
Webster Financial Corporation
October 16, 1998
Page 3


     Exchange Junior Subordinated Debentures are considered in a proceeding in equity or at law); and

     (ii) following effectiveness of the Registration Statement and when executed by the Corporation and WTC, as Guarantee Trustee, and delivered as contemplated in the Registration Rights Agreement, the Exchange Guarantee will constitute a valid and binding obligation of the Corporation enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Guarantee is considered in a proceeding in equity or at law).

          The above opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Exchange Securities" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                       Very truly yours,



                                                       HOGAN & HARTSON L.L.P.